UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2012

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, on January 27, 2012, Acadia Realty Trust (the “Registrant”) entered into an ATM Equity Offering Sales Agreement (the “Sales Agreement”) with each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, which will act as sales agents (the “Sales Agents”) to sell, from time to time, the Registrant’s common shares of beneficial interest, par value $0.01 per share (“Common Shares”), having an aggregate sale price up to $75,000,000, through an “at the market” equity offering program. The Common Shares were initially to be issued pursuant to the Registrant’s shelf registration statement on Form S-3 (File No. 333-157886).

On April 6, 2012, the Registrant filed a new shelf registration statement (the “New Shelf”) on Form S-3 ASR (File No. 333-180607). On April 6, 2012, the Registrant filed a prospectus supplement, dated April 5, 2012, with the Securities and Exchange Commission in connection with the offer and sale of the Common Shares being sold under the New Shelf pursuant to the Sales Agreement and the Common Shares will now be issued pursuant to the New Shelf.

On April 5, 2012, Venable LLP delivered its legality opinion with respect to the Common Shares to be issued pursuant to the Sales Agreement. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	ATM Equity Offering Sales Agreement, dated January 27, 2012, among the Registrant, on the one hand, and each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc. and Wells Fargo Securities, LLC, on the other hand. (Filed as Exhibit 1.1 to Current Report on Form 8-K filed on January 30, 2012 and incorporated herein by reference.)

5.1	Opinion of Venable LLP as to legality of the securities

23.1	Consent of Venable LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST

Date: April 13, 2012	By:	/s/ Jon Grishham
Name: Jon Grisham
Title: Senior Vice President and Chief Financial Officer